CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated August 27, 2015, related to the statement of assets and liabilities of First Trust Dynamic Europe Equity Income Fund.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
September 24, 2015